UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2015

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 854-8385
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry into a Material Definitive Agreement

On September 30, 2015, FutureFuel Chemical Company (“FFCC”), a subsidiary of FutureFuel Corp. (NYSE: FF) (the “Company”), entered into a Fifth Amendment to the Purchase Agreement with The Procter & Gamble Manufacturing Company, Procter & Gamble International Operations SA, Procter & Gamble International Operations SA Singapore Branch, and Procter & Gamble Home Products Limited (collectively, “P&G Entities”) (the “Amendment”) amending that Purchase Agreement originally made and entered into as of April 1, 2008 between The Procter & Gamble Manufacturing Company, The Procter & Gamble Distributing LLC and Procter & Gamble International Operations SA, as buyer, and FFCC, as seller (as amended, the “Purchase Agreement”). The Purchase Agreement was included as Exhibit 10.7 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 14, 2008 (portions of the Purchase Agreement were omitted pursuant to a request for confidential treatment).

Among other things, the Amendment: (i) supersedes P&G Entities’ notice of termination of the Purchase Agreement effective December 31, 2015; (ii) extends the term of the Purchase Agreement to December 31, 2018 (unless terminated earlier in accordance with the provisions of the Purchase Agreement, as amended); and (iii) provides for sales of NOBS to P&G Entities in reduced volumes with adjusted pricing to account for revised market conditions. Additional information regarding the sale of NOBS to P&G Entities and associated risk factors is contained in the Company’s Form 10-K for the year ended December 31, 2014.

A copy of the press release filed in connection with the Amendment is furnished as Exhibit 99.1 to this report.

Item 9.01 – Financial Statements and Exhibits

A copy of the press release filed in connection with the Amendment is included as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Paul A. Novelly
Paul A. Novelly, Chairman and Chief Executive Officer

Date: October 1, 2015